UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of the earliest event reported): May 28, 2009
Valeant Pharmaceuticals International
(Exact name of registrant as specified in its charter)

Delaware	1-11397	33-0628076
(State or other jurisdiction of	(Commission File Number)	(I.R.S Employer
incorporation or organization)		Identification No.)
One Enterprise
Aliso Viejo, California 92656
(Address of principal executive offices) (Zip Code)
(949) 461-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
          On May 28, 2009, Valeant Pharmaceuticals International (“Valeant” or the “Company”) announced that its board of directors has authorized the repurchase of an additional $300 million of its outstanding convertible debt or common stock under the securities repurchase program approved in October 2008. This repurchase authorization raises the aggregate repurchase authorization to $500 million from $200 million over a period ending May 2011. To date, the Company has repurchased $139 million in total of its convertible debt and its common stock out of the $500 million authorized under the securities repurchase program.
          Under the securities repurchase programs, the Company may repurchase its securities from time to time on the open market, in privately negotiated transactions pursuant to tender offers or otherwise, including pursuant to one or more trading plans, at times and in amounts as the Company deems appropriate. The amount of securities to be purchased and the timing of purchases may be subject to various factors, which may include the price of the securities, general market conditions, corporate and regulatory requirements and alternate investment opportunities. The repurchase program may be modified or discontinued at any time.
          The press release dated May 28, 2009 announcing the securities repurchase program is attached as Exhibit 99.1 hereto.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
99.1	Press release dated May 28, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALEANT PHARMACEUTICALS INTERNATIONAL
Date: May 28, 2009	By:	/s/ Peter J. Blott
Peter J. Blott
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS
99.1	Press release dated May 28, 2009.